Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [ ]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential,  for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      Peoples Community Capital Corporation
                  ---------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box): [X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)  Title of each class of securities to which transaction applies:

         (2)  Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)  Proposed maximum aggregate value of transaction:

         (5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:

         (2)  Form, Schedule or Registration Statement No.:

         (3)  Filing Party:

         (4)  Date Filed:

                     PEOPLE'S COMMUNITY CAPITAL CORPORATION
                             106-A Park Avenue, S.W.
                           Aiken, South Carolina 29801

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 27, 2000

TO OUR SHAREHOLDERS:

         You are cordially invited to attend the 2000 Annual Meeting of Shareholders of People's Community Capital Corporation, which is the holding company for People's Community Bank of South Carolina. This letter serves as notice that the Annual Meeting will be held at The North Augusta Community Center, 495 Brookside Avenue, North Augusta, South Carolina 29861 on Thursday, April 27, 2000, at 11:00 a.m., for the following purposes:

1.       To elect four members to the Board of Directors; and

2. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

         Shareholders owning our common stock at the close of business on March 15, 2000 are entitled to attend and vote at the meeting. A complete list of these shareholders will be available at the Company's offices prior to the meeting. At the meeting, we will report on our performance in 1999 and answer your questions. We are excited about our accomplishments in 1999 and look forward to discussing both our accomplishments and our plans with you. We hope that you can attend the meeting and look forward to seeing you there.

         Please use this opportunity to take part in the affairs of the Company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.

                                        By Order of the Board of Directors,

                                        /s/  Tommy B. Wessinger

                                        Tommy B. Wessinger
                                        Chief Executive Officer

Aiken, South Carolina
March 22, 2000

                     PEOPLE'S COMMUNITY CAPITAL CORPORATION
                             106-A Park Avenue, S.W.
                           Aiken, South Carolina 29801

                      PROXY STATEMENT FOR ANNUAL MEETING OF
                    SHAREHOLDERS TO BE HELD ON APRIL 27, 2000

         Our Board of Directors is soliciting proxies for the 2000 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully.

                               VOTING INFORMATION

         The Board set March 15, 2000 as the record date for the meeting. Shareholders owning our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote. There were 978,262 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock represented at the meeting will constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

         When you sign the proxy card,  you appoint Tommy B.  Wessinger and Alan
J. George as your representatives at the meeting. Mr. Wessinger and Mr. George will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Mr. Wessinger and Mr. George will vote your proxy for the election to the Board of Directors of all nominees listed below under "Election Of Directors." We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Mr. Wessinger and Mr. George will vote your proxy on such matters in accordance with their judgment.

         You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.

         Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that brokers do not vote on some proposals but that they do vote on others are referred to as "broker non-votes" with respect to the proposals not voted upon. A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. In addition, if a shareholder abstains from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

         We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. We are distributing this proxy statement on or about March 22, 2000.

                      PROPOSAL NO. 1: ELECTION OF DIRECTORS

         The Board of Directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the Board members expire at each annual meeting. The current terms of the Class I directors will expire at the meeting. The terms of the Class II directors expire at the 2001 Annual Shareholders Meeting. The terms of the Class III directors will expire at the 2002 Annual Shareholders Meeting. Our directors and their classes are:

                Class I                 Class II              Class III

        Margaret Holley-Taylor      Raymond D. Brown       James D. McNair
         Clark D. Moore, M.D.        Alan J. George       Russell D. Phelon
          Donald W. Thompson        Anthony E. Jones     Tommy B. Wessinger
        John B. Tomarchio, M.D.

         Shareholders will elect four nominees as Class I directors at the meeting to serve a three-year term, expiring at the 2003 Annual Meeting of Shareholders. The directors will be elected by a plurality of the votes cast at the meeting. This means that the four nominees receiving the highest number of votes will be elected.

         The   Board  of   Directors   recommends   that  you   elect   Margaret
Holley-Taylor, Clark D. Moore, M.D., Donald W. Thompson, and John B. Tomarchio, M.D. as Class I directors.

         If you submit a proxy but do not specify how you would like it to be voted, Mr. Wessinger and Mr. George will vote your proxy to elect Ms.
Holley-Taylor, Dr. Moore, Mr. Thompson, and Dr. Tomarchio. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Mr. Wessinger and Mr. George will vote instead for a replacement to be recommended by the Board of Directors, unless you specifically instruct otherwise in the proxy.

         Set forth below is certain information about the nominees:

         Clark D. Moore, M.D., 55, is a Class I Director of the Company and is a resident of Aiken, South Carolina. Dr. Moore graduated from the University of Illinois under a Western Golf Association Evans Scholarship, a National Merit Scholarship and an Illinois State Scholarship. He received a Masters Degree from Loyola University, graduated with Honors in Medicine from the St. Louis University School of Medicine, and trained in general surgery and orthopedic surgery at the Medical College of Virginia. In 1993 he was awarded the Order of the Palmetto, the highest civilian award presented by the State of South Carolina. He is a member of the American Association of Orthopedic Surgery, the American Medical Association, the South Carolina Orthopedic Society, and the Eastern Orthopedic Association. He is a member of the board of trustees of the Aiken Regional Medical Centers Hospital and previously served on the Board of Directors of the Hitchcock Rehabilitation Center. Dr. Moore is the founder and senior partner of Carolina Orthopedic Associates P.A., founder and developer of the Aiken Medical Center, and founder of Preferred Care, a physician hospital organization. He is an active member of the Aiken Chamber of Commerce and a former member of the advisory board for NationsBank in Aiken, South Carolina.

         Margaret Holley-Taylor, 65, is a Class I Director of the Company. She is a resident of Aiken, South Carolina and the owner of Aiken Office Supply. Ms. Holley-Taylor received the "Small Business Person of the Year" award in 1986 and was a recipient of the Finalist Award as the "Aiken County Small Business Person of the Year" in 1991. She previously served on the NationsBank Advisory Board and the Partnership Board of the University of South Carolina, Aiken, and was on the Board of Directors for the Aiken Chamber of Commerce and the Aiken United Way, where she also served as Treasurer for three years. She is a member of the Woodside Plantation Country Club, the Houndslake Country Club, the National Business Products Industry Association, and the Millbrook Baptist Church.

         Donald W. Thompson, 54, is a Class I Director of the Company and a resident of North Augusta, South Carolina. He has been President of Windsor Jewelers, Inc. since 1989 and has been active in the jewelry industry for more than 35 years. Mr. Thompson is a member of the Augusta Kiwanis.

         John B. Tomarchio, M.D., 47, is a Class I Director of the Company and a resident of Aiken, South Carolina. He graduated summa cum laude from Central Florida University with a Bachelors Degree in Microbiology and is a graduate of Louisiana State University Medical School. He also received specialty training at Tulane University Medical Center and the Medical College of Georgia and is board certified in Emergency Medicine. He is the founder and former President and Chief Executive Officer of South Carolina Physicians Care, a physicians multi-specialty group. Dr. Tomarchio served as President of the Aiken County
Medical   Society  and  was
appointed to the Board of Directors of the Aiken-Barnwell Mental Health Association by both South Carolina Governor Campbell and Governor Beasley. He was a member of the Aiken Judicial-Public Safety Commission, the City of Aiken Planning Commission, the Aiken County Indigent Care Commission, and the Vice Chairman of the Aiken Emergency Services Subcommittee. In addition to his private practice in general and family medicine, he is also an active member of a number of professional associations including the Aiken County Medical
Society, the South Carolina Medical Association, the American Medical Association, and the American College of Physicians.

         Set forth below is also information about each of the Company's other directors and each of its executive officers. Each of the following directors has been a director of the Company since the Company's formation in 1997. Each director is also a director of the Bank.

         Raymond D. Brown, 55, is a Class II Director of the Company. He resides in North Augusta, South Carolina and is a graduate of Auburn University where he received a Bachelors Degree in Building Construction. He is currently the President and Chief Executive Officer of R.D. Brown Contractors, Inc., a general construction company specializing in commercial and industrial construction. He has served on the Chamber of Commerce Board and the NationsBank Advisory Board in North Augusta, South Carolina.

         Jean H. Covington, 42, is the Controller and Chief Financial Officer of the Bank and the Company. She resides in Aiken, South Carolina and graduated from Clemson University. In her career she has held senior financial positions with various companies, and she was an auditor with Arthur Andersen & Co. for three years. Most recently, Ms. Covington served as Vice President of Finance at Foster Dixiana Corporation in Columbia, South Carolina from 1988 until 1995, where she was responsible for all financial and administrative management, accounting, budget, and treasury functions. She is a member of the South Carolina Association of CPAs and the American Institute of Certified Public Accountants. She currently serves on the Board of the First Presbyterian Church Preschool and Mothers' Morning Out Programs. She is a sustaining member of the Kershaw County Jr. Welfare League and a past board member of the Camden-Kershaw County Child Care Center. Ms. Covington also served previously as a board member for The Loxcreen Company in Columbia, South Carolina. She is a member of the First Presbyterian Church in Aiken, South Carolina.

         Alan J. George, 50, is a Class II Director of the Company. He is also the President, Secretary and the Chief Operating Officer of the Company and the President and Chief Operating Officer of the Bank. He is a resident of Aiken, South Carolina and a graduate of the University of South Carolina, Columbia where he received a Bachelors Degree in English. He is also a graduate of the Canon Trust School in Charlotte, North Carolina and the Stonier Graduate School of Banking. He graduated from the University of South Carolina School of Law in 1974. In 1975 he became Vice President and Trust Officer of F&M Bank in Aiken, South Carolina. In 1983 he became Vice President and Business Development Officer and served in this capacity until 1985 when he became Vice President and Group Head for Citizens & Southern Bank. In 1987 Mr. George became Senior Vice President and Regional Executive Officer and remained employed in this position following the merger of Citizens & Southern Bank with NationsBank until 1996. Mr. George is Chairman of the Aiken Housing Committee, a member of the Salvation Army Boys & Girls Club Advisory Council, and a board member for the Salvation Army. He is also a member of the South Carolina Bar Association, the Aiken County Bar Association, the Aiken Rotary Club, and the St. Thaddeus Episcopal Church. He is a former member of the Board of the University of South Carolina Education Foundation, the Investment Policy Committee, the University of South Carolina Aiken Partnership Board and is past President and a former member of the executive committee of the Trust Division for the South Carolina Bankers Association. Mr. George is also a member of the Corporation, Banking and Securities Law Section of the South Carolina Bar Association.

         Charles E. Harmon, 68, is Executive Vice President and Senior Credit Officer of the Bank. He is a resident of Lexington County, South Carolina and a graduate of the University of South Carolina. Prior to joining People's Community Bank, he worked 31 years in banking with The First National Bank of South Carolina and South Carolina National Bank, retiring December 31, 1991. During his banking career he held positions as an Installment Loan Officer, Branch Manager, City Executive, Commercial Loan Officer and from 1977 until retirement, Head of Loan Administration. He is a graduate of The Graduate School of Banking of The South at Louisiana State University and a graduate of the National Commercial Lending Graduate School at the University of Oklahoma. Since retiring in 1991, he has owned and operated his own business consulting company, CEH Associates, Inc., working with several financial institutions in South Carolina. He is a member of the Board of Directors of Carolina Capital Investment Corporation. He is a member of Pisgah Lutheran Church where he serves on Church Council and as Treasurer of the Pisgah Endowment Fund.

         Anthony E. Jones, 37, is a Class II Director of the Company. Mr. Jones is a resident of Augusta, Georgia. Mr. Jones majored in Finance at the University of Georgia, where he received a bachelor's degree in Business Administration. From 1985 to 1996 he was the General Manager and Treasurer of Gerald Jones VW Inc. and, since 1996, has been the President and Chief Executive Officer of that company. He is also a member of the Augusta Country Club, and Warren Baptist Church in Augusta.

         L. Stephen Lineberry, 54, is the Senior Vice President of Operations for the Bank. He resides in North Augusta, South Carolina and attended Augusta College. He is also a graduate of the American Institute of Banking. Mr. Lineberry worked for Bankers First Data Services, Inc. from 1983 until 1996, serving as President and Chief Operating Officer from 1990 until 1996. He is a retired member of the Georgia Army National Guard, and a member of the advisory board of the Georgia-Carolina Council of the Boy Scouts of America.

         James D. McNair, 82, is a Class III Director of the Company and Vice Chairman of the Company and the Bank. He resides in Aiken, South Carolina and attended the University of South Carolina. He is a graduate of Canon Trust School and the School of Banking of the South at Louisiana State University. Mr. McNair was the President of Farmers and Merchants Bank of Aiken from 1963 to 1983 and was Senior Executive Vice President of Citizens & Southern National Bank from 1983 until 1984. He served as a member of the advisory board of NationsBank until December 1996. Mr. McNair is a past president of the South Carolina Association of Independent Bankers and the South Carolina Bankers Association. He is also a past member of the South Carolina Board of Financial
Institutions and was elected Man of the Year in 1984 by the Greater Aiken Chamber of Commerce. Mr. McNair is a charter member, organizer and director of the Lower Savannah Council of Governments and President of the Lower Savannah Council of Governments Development Corporation. He is an honorary member of the Aiken Rotary Club and was also an organizer and past president of Friends of Hopelands, a charitable organization in Aiken.

         Russell D. Phelon, 58, is a resident of Aiken, South Carolina and is a Class III Director of the Company. He graduated from Rensselaer Polytechnic Institute in 1963 with a Bachelors Degree in Mechanical Engineering and attended Babson Institute in Wellesley, Massachusetts from 1963 until 1964. He is the President and Chief Executive Officer of R.E. Phelon Company, Inc., which is headquartered in Aiken, South Carolina, and Power Parts, Inc. and has served on the Board of Directors of Springfield Wire Company in Springfield, Massachusetts and the board of trustees of Western New England College.

         Tommy B. Wessinger, 62, is a Class III Director of the Company and is also the Chairman and Chief Executive Officer of the Bank. He is a resident of Aiken, South Carolina and attended Clemson University. He is also a graduate of the University of North Carolina School of Banking, the Graduate School of Banking of the South, L.S.U., and the Executive Management School at Columbia University. Mr. Wessinger began his banking career in 1968 with Bankers Trust of South Carolina, working in various positions and in various cities throughout South Carolina. In 1982, Mr. Wessinger became a Regional Executive for Bankers Trust where he was responsible for all branches throughout a ten county region, including Aiken County. Mr. Wessinger continued to serve in this role after NCNB acquired Bankers Trust from 1986 until 1992. Following the merger of C&S Bank and NCNB, which resulted in the formation of NationsBank, Mr. Wessinger was employed by NationsBank as a Senior Banking Executive and Senior Commercial Area Executive for the Aiken County area from 1992 until his retirement in 1995. Mr. Wessinger is a recipient of The Order of the Palmetto and was named Man of the Year in 1994 by the Greater Aiken Chamber of Commerce. He is a member of the Board of Directors of Hitchcock Rehabilitation Center, former Chairman of the Economic Development Board of Aiken and Edgefield Counties, and former Chairman of the Aiken Tech Foundation Board. He is also a former member of the Governor's Council of Illiteracy and Workforce Excellence and the Aiken County Human Relations Council, and a current member of the Aiken Rotary Club.

         In January 1999, Mr. W. Cothran Campbell resigned from the Board due to time constraints with his other business interests. The Board of Directors has not yet replaced Mr. Campbell, and therefore it has reduced the size of the Board to ten members to reflect Mr. Campbell's resignation. However, when the Board subsequently locates a qualified candidate to replace Mr. Campbell, it intends to increase the Board back to eleven members and appoint the candidate to serve a term until the 2001 annual shareholders meeting.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary of Cash and Certain Other Compensation

         The following table shows the cash compensation paid by the Company or the Bank to its Chief Executive Officer and President for the years ended December 31, 1997, 1998, and 1999. No other executive officers of the Company or the Bank earned total annual compensation, including salary and bonus, in excess of $100,000 in 1999.

                           Summary Compensation Table



                                                                                              Long Term
                                                                                             Compensation
                                                         Annual Compensation1                    Awards
                                                         --------------------                   -------
                                                                          Other Annual      Number of Securities
Name and Principal Position               Year     Salary      Bonus      Compensation       Underlying Options
---------------------------               ----     ------      -----      ------------       ------------------

Tommy B. Wessinger                        1999    $75,000       ---           $2,980               10,000
    Chairman and Chief Executive
Officer of the Company and the            1998    $71,875       ---          $40,030(2)            49,658
Bank

                                          1997    $1.00 (2)     ---           $1,800                 ---

Alan J. George                            1999    $90,000       ---          $13,825                 ---
    President and Chief Operating
      Officer of the Company and the      1998    $90,000       ---          $15,368               49,658
      Bank

                                          1997    $58,100       ---           $2,400                 ---

-------------------

(1) Executive officers of the Company also received indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits received in the fiscal year by each named executive officer did not exceed 10% of the executive's annual salary and bonus.

(2) In lieu of salary in 1997, the Company issued 5,000 shares of common stock to Mr. Wessinger in October 1998 for no additional consideration. These shares were valued at $37,500, based on the fair market value of the Company's common stock on the date of issuance.

Employment Agreements

         The Company has entered into employment agreements with both Mr. Wessinger and Mr. George for five year terms beginning March 3, 1997. At the end of each term, upon adoption of a resolution by the Board of Directors, each term shall be extended for an additional year so that each remaining term shall continue to be for five years unless either Mr. Wessinger or Mr. George provide written notice to fix their terms to finite terms of five years commencing with the later date of March 3, 1997, or the date of the latest Board resolution extending each term.

         Tommy B. Wessinger and the Company entered into an employment agreement pursuant to which Mr. Wessinger serves as the Chairman and Chief Executive Officer of the Company and the Bank. The employment agreement provided for a starting salary of $1.00 per annum, plus medical insurance premiums until the Bank opened for business. Since January 1, 1998, Mr. Wessinger has been paid a salary of $75,000 plus his yearly medical insurance premium. In addition, in lieu of salary before the Bank opened, in 1998 the Company agreed to issue 5,000 shares of common stock to Mr. Wessinger for no additional consideration. Alan J. George and the Company entered into an employment agreement pursuant to which Mr. George serves as the President and Chief Operating Officer of the Company and the Bank. The employment agreement provides for a starting salary of $75,000 per annum, plus medical insurance premiums until the Bank opened for business. Thereafter, Mr. George will be paid a salary of $90,000 plus his yearly medical insurance premium.

         Both agreements provide that the executive will be eligible to participate in any management incentive program of the Bank or any long-term equity incentive program and will be eligible for grants of stock options and other awards thereunder. Each executive will also participate in the Bank's retirement, welfare and other benefit programs and is entitled to reimbursement for automobile expenses, club dues, and travel and business expenses. In addition, under the agreements, on each anniversary of the opening date of the Bank, Mr. Wessinger and Mr. George will be eligible to receive a cash bonus in an amount determined by the Board of Directors (with each executive abstaining from the determination of his bonus). The amount of the bonuses will be based on performance levels established by the Board of Directors from time to time.

         If the Company terminates either Mr. Wessinger's or Mr. George's employment without cause or if Mr. Wessinger's or Mr. George's employment is terminated due to a sale, merger or dissolution of the Company or the Bank, the Company will be obligated to continue their salaries and bonuses for the first twelve months thereafter plus one-half of their salaries and bonuses for the second twelve months thereafter. Furthermore, the Company must remove any restrictions on outstanding incentive awards so that all such awards vest immediately and the Company must continue to provide medical benefits to Mr. Wessinger and Mr. George until they reach the age of 65.

         In addition, each employment agreement provides that following termination of their employment with the Bank and for a period of twelve months thereafter, neither Mr. Wessinger, nor Mr. George, may (i) be employed in the banking business as a director, officer at the vice-president level or higher, or organizer or promoter of, or provide executive management services to, any financial institution within Aiken County, (ii) solicit major customers of the Bank for the purpose of providing financial services, or (iii) solicit employees of the Bank for employment.

Option Grants In Last Fiscal Year

         At the 1998 annual shareholders meeting, the Company's shareholders approved the People's Community Capital Corporation 1998 Stock Incentive Plan, under which the Company may grant options for up to 250,000 shares to its officers, directors, and employees. The following table sets forth information concerning each grant of stock options to Mr. Wessinger and Mr. George during the year ended December 31, 1999.

                             Number of       Percent of
                            Securities     Total Options
                            Underlying       Granted to     Exercise or
                              Options       Employees in     Base Price    Expiration
                            Granted (#)     Fiscal Year        ($/SH)         Date
                          --------------------------------------------------------------

Tommy B. Wessinger.......    10,000 (1)         100%            $ 10.00        2009

Alan J. George...........       ---             ---              ---            ---

-------------------

(1) Under Mr. Wessinger's employment agreement, the Company was obligated to grant Mr. Wessinger an option to purchase 10,000 shares of common stock which would vest over a five year period, subject to Mr. Wessinger's continued employment. The Company and Mr. Wessinger entered into an option agreement in July 1999 to reflect this agreement, and 2,000 shares vested under this option in 1999. The options are exercisable at $10.00 per share.

Aggregated Option Exercise and Year-end Option Values

                           Number of Unexercised Securities         Value of Unexercised In-the-Money
                      Underlying Options at Fiscal year End (#)     Options at Fiscal Year End ($)(1)
                     -------------------------------------------   ----------------------------------
Name                    Exercisable           Unexercisable         Exercisable          Unexercisable
----                    -----------           -------------         -----------          -------------
Tommy B. Wessinger         21,863                 37,795               $  0                 $  0
Alan J. George             19,863                 29,795               $  0                 $  0


(1) The last trade of which the Company is aware prior to December 31, 1999 was at $10.00, which is also the exercise price of all the options described in this table. Consequently, none of these options are considered to be in-the-money.

Director Compensation

         The Company issued stock options for 5,000 shares of common stock to each outside director in 1998. These options are exercisable at $10.00 per share and vest over five years. In 1998, neither the Company nor the Bank paid directors' fees. In 1999, directors were paid $100 by the Bank for each Board meeting attended beginning in August.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

General

         The following table shows how much common stock in the Company is owned by the directors, certain executive officers, and owners of more than 5% of the outstanding common stock, as of March 15, 2000.

                                                Number of Shares                                % of Beneficial
                        Name                        Owned (1)       Right to Acquire (2)         Ownership(3)
                        ----                        ---------       --------------------      ---------------
       Raymond D. Brown                              15,000                 2,000                    1.73%
       Alan J. George                                15,000                19,863                    3.49%
       Margaret Holley-Taylor                        17,500                 2,000                    1.99%
       Anthony E. Jones                              34,020                 2,000                    3.67%
       James D. McNair                               15,000                 2,000                    1.73%
       Clark D. Moore, M.D.                          34,500                 2,000                    3.72%
       Russell D. Phelon                             49,000                 2,000                    5.20%
       Donald W. Thompson                            17,800                 2,000                    2.02%
       John B. Tomarchio, M.D.                       18,300                 2,000                    2.07%
       Tommy B. Wessinger                            20,000                21,863                    4.19%

       Executive  officers and directors as a        246,520               63,726                   29.77%
       group (13 persons)
   ------------------------

(1)      Includes shares for which the named person:
o        has sole voting and investment power,
o        has shared voting and investment power with a spouse, or
o holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.

         Does not include shares that may be acquired by exercising stock options.

(2) Includes shares that may be acquired within the next 60 days by exercising vested stock options but does not include any other stock options.

(3) Determined by assuming the named person exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any options.


                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the year ended December 31, 1999, the Board of Directors of the Company held 12 meetings and the Board of Directors of the Bank held 12 meetings. All of the directors of the Company and the Bank attended at least 75% of the aggregate of such board meetings and the meetings of each committee on which they served, except for Margaret Holley-Taylor who attended 72% of the meetings and John Tomarchio who attended 68% of the meetings.

         The Company's Board of Directors has appointed a number of committees. The committees include an audit committee and a personnel and compensation committee. The audit committee met four times in 1999. The audit committee has the responsibility of reviewing the Company's financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. The committee recommends to the Board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor's audit plans, and reviews with the independent auditors the results of the audit and management's responses. The audit committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts. The audit committee reports its findings to the Board of Directors. Currently, the audit committee is composed of the following four members:
Anthony E. Jones, as Chairman, Margaret Holley-Taylor, Russell D. Phelon, and Clark D. Moore, M.D.

         The Bank has a personnel and compensation committee which is responsible for establishing the compensation plans for the Bank's employees. Its duties include the development with management of all benefit plans for employees of the Bank, the formulation of bonus plans, incentive compensation packages, and medical and other benefit plans. This committee met two times during the year ended December 31, 1999. Currently, the personnel and compensation committee is composed of the following three members: Anthony E. Jones, as Chairman, Clark D. Moore, M.D., and James D. McNair.

         The Company does not have a nominating committee or a committee serving a similar function.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Interests of Management and Others in Certain Transactions

         The Company and the Bank have banking and other transactions in the ordinary course of business with directors and officers of the Company and the Bank and their affiliates. It is the Company's policy that these transactions be on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. The Company does not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features to the Company or the Bank. Loans to individual directors and officers must also comply with the Bank's lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application. The Company intends for all of its transactions with its affiliates to be on terms no less favorable to the Company than could be obtained from an unaffiliated third party and to be approved by a majority of disinterested directors.

               COMPLIANCE WITH THE SECURITIES EXCHANGE ACT OF 1934

         As required by Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, its executive officers, and certain individuals are required to report periodically their ownership of the Company's common stock and any changes in ownership to the SEC. Based on a review of Forms 3, 4, and 5 and any representations made to the Company, the Company believes that all such reports for these persons were filed in a timely fashion during 1999, except that Anthony E. Jones failed to file a Form 4 in connection with transactions executed during 1999; this delinquency was corrected and filed with the SEC on February 10, 2000 on Form 5.

                              INDEPENDENT AUDITORS

         The Company has selected the firm of Elliott, Davis & Company, L.L.P. to serve as the independent auditors to the Company for the year ending December 31, 2000. We do not anticipate that a representative from this firm will be present at the meeting.

        SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS

         If shareholders wish a proposal to be included in the Company's proxy statement and form of proxy relating to the 2001 annual meeting, they must deliver a written copy of their proposal to the principal executive offices of the Company no later than November 21, 2000. To ensure prompt receipt by the Company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with the Company's bylaws relating to shareholder proposals in order to be included in the Company's proxy materials.

March 22, 2000

                       PROXY SOLICITED FOR ANNUAL MEETING
                               OF SHAREHOLDERS OF
                     PEOPLE'S COMMUNITY CAPITAL CORPORATION
                          To be held on April 27, 2000

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                  The undersigned hereby constitutes and appoints Tommy B. Wessinger and Alan J. George, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of Common Stock of People's Community Capital Corporation that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the North Augusta Community Center, 495 Brookside Avenue, North Augusta, South Carolina 29861 on Thursday, April 27, 2000, at 11:00 a.m., and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is acknowledged. These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted: "for" Proposal No. 1 to elect the four identified Class I directors to serve on the Board of Directors each for three-year terms.

1. PROPOSAL to elect the four identified Class I directors to serve for three year terms.

             Margaret Holley-Taylor
             Clark D. Moore, M.D.
             Donald W. Thompson
             John B. Tomarchio, M.D.

             |_|      FOR all nominees                  |_|  WITHHOLD AUTHORITY
                      listed (except as marked to       to vote for all nominees
                      the contrary)

          (INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominees name(s) in the space provided below).



                                       Dated:                             , 2000
                                             -------------------------------

                                       -----------------------------------------
                                       Signature of Shareholder(s)

                                       -----------------------------------------
                                       Please print name clearly

                                       -----------------------------------------
                                       Signature of Shareholder(s)

                                       -----------------------------------------
                                       Please print name clearly

                                       Please  sign  exactly  as name  or  names
                                       appear on your stock  certificate.  Where
                                       more  than  one  owner  is  shown on your
                                       stock  certificate,   each  owner  should
                                       sign.  Persons  signing in a fiduciary or
                                       representative  capacity  shall give full
                                       title.  If a corporation,  please sign in
                                       full   corporate   name   by   authorized
                                       officer. If a partnership, please sign in partnership name by authorized person.